Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER & 9-MONTH 2011 RESULTS

Strong Demand for Insecticides Drives Continued Business Growth

Newport Beach, CA – November 4, 2011 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine month period ended September 30, 2011.

Fiscal 2011 Third Quarter Financial Highlights – versus Fiscal 2010 Third Quarter Performance

•	Net sales improved from $68.3 million to $73.8 million, an increase of 8%

•	Net income improved from $3.6 million to $4.6 million, an increase of 28%

•	Earnings per diluted share increased from $0.13 to $0.16

Fiscal 2011 Nine Month Financial Highlights – versus Fiscal 2010 Nine Month Performance

•	Net sales improved from $167.1 million to $221.6 million, an increase of 33%

•	Net income improved from $7.1 million to $15.6 million, an increase of 120%

•	Earnings per diluted increased from $0.26 to $0.56

Note: Details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “We are pleased to report another strong performance for the third quarter that reflects the excellent positioning of our product portfolio, especially our broad range of insecticides. In granular soil insecticides, we continue to expand our international sales penetration with Mocap® and Nemacur®, and we have successfully captured additional business with Thimet® in peanuts and sugarcane replacing a competing product that has been withdrawn from the U.S. market.”

Mr. Wintemute continued: “Recently, we have been seeing considerable interest in our many products for the domestic corn market. In June we announced a significant agreement with Monsanto for the co-marketing of our post-emergent corn herbicide Impact® in conjunction with their Roundup® Ready glyphosate program. We are also seeing corn growers show greater interest in the yield enhancement benefits of corn soil insecticides for protection of their crops in areas where pest pressure is not adequately handled by the use of genetic defenses alone. As the supplier with the most complete line of soil insecticide products as well as the closed delivery systems best equipped to dispense them, we are poised to satisfy this growing demand.”

Mr. Wintemute concluded: “Our focus on profitability can be seen in the improvement of our third quarter gross profit margins, from 37% in 2010 to 42% in 2011. Overall our manufacturing operations have experienced higher utilization rates this year resulting in improved coverage of facility fixed costs. We continue to explore the acquisition of appropriately-priced, branded products and our new potato sprout inhibitor SmartBlock® is scheduled to be commercialized during the next 90 days. We are gearing up to take full advantage of the abundant opportunities emerging in domestic corn as well as in other crop markets that favor our extensive offering of granular soil insecticides. Despite the need to overcome some supply constraints in Mocap, and some regulatory constraints with our PCNB fungicide, we are confident that American Vanguard will finish 2011 with a strong financial performance.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm EDT / 9:00 am PDT on Friday, November 4, 2011. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release or in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2011	2010	2011	2010
Net sales	$73,840	$68,256	$221,610	$167,140
Cost of sales	43,089	42,880	130,593	103,607

Gross profit	30,751	25,376	91,017	63,533
Operating expenses	22,583	18,865	62,979	49,577

Operating income	8,168	6,511	28,038	13,956
Interest expense	899	877	2,684	2,683
Interest capitalized	(18)	(49)	(92)	(98)
Extinguishment of debt	—	—	546	—

Income before income tax	7,287	5,683	24,900	11,371
Income tax expense	2,669	2,072	9,263	4,290

Net income	$4,618	$3,611	$15,637	$7,081

Earnings per common share—basic	$.17	$.13	$.57	$.26

Earnings per common share—assuming dilution	$.16	$.13	$.56	$.26

Weighted average shares outstanding—basic	27,575	27,398	27,551	27,362

Weighted average shares outstanding—assuming dilution	27,993	27,663	27,842	27,643

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	Sep 30, 2011	Dec. 31, 2010
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash	$3,832	$1,158
Receivables:
Trade, net of allowance for doubtful accounts of $423 and $475, respectively	96,785	33,833
Other	206	263

	96,991	34,096

Inventories	80,819	74,054
Prepaid expenses	2,668	2,591
Income taxes receivable	—	6,715

Total current assets	184,310	118,614
Property, plant and equipment, net	39,378	40,541
Intangible assets	117,407	115,249
Other assets	4,565	5,775

	$345,660	$280,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$14,533	$8,429
Current installments of other liabilities	1,705	—
Accounts payable	23,451	13,961
Deferred revenue	11	5,568
Accrued program costs	43,822	16,976
Accrued expenses and other payables	7,934	4,634
Income taxes payable	2,431	—

Total current liabilities	93,887	49,568
Long-term debt, excluding current installments	53,906	53,710
Other liabilities, excluding current installments	7,578	3
Deferred income taxes	10,461	10,461

Total liabilities	165,832	113,742

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,841,156 shares at September 30, 2011 and 29,735,928 shares at December 31, 2010	2,984	2,974
Additional paid-in capital	45,453	43,403
Accumulated other comprehensive loss	(2,549)	(448)
Retained earnings	137,093	123,661

	182,981	169,590
Less treasury stock, at cost, 2,260,996 shares at September 30, 2011 and at December 31, 2010	(3,153)	(3,153)

Total stockholders’ equity	179,828	166,437

	$345,660	$280,179

Note: The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2011 and 2010

(Unaudited)

Increase (decrease) in cash	2011	2010
Cash flows from operating activities:
Net income	$15,637	$7,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	10,366	8,208
Amortization of other long term assets	2,018	2,418
Amortization of discounted liabilities	636	—
Stock-based compensation	1,486	832
Changes in assets and liabilities associated with operations:
Increase in net receivables	(62,895)	(22,853)
Increase in inventories	(6,765)	(6,443)
Increase in prepaid expenses and other assets	(885)	(691)
Decrease in income tax receivable/payable, net	9,146	—
Increase in accounts payable	7,942	14,559
Decrease in deferred revenue	(5,557)	—
Increase in other liabilities	30,976	5,796

Net cash provided by operating activities	2,105	8,907

Cash flows from investing activities:
Capital expenditures	(4,466)	(6,256)
Intangible expenditures	—	(3,000)

Net cash used in investing activities	(4,466)	(9,256)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	(7,300)	7,200
Principal payments on long-term debt	(6,829)	(6,522)
Borrowings on long-term debt	20,063	—
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	574	486
Payment of cash dividends	(826)	(271)

Net cash provided by financing activities	5,682	893

Net increase in cash	3,321	544
Cash and cash equivalents at beginning of year	1,158	383
Effect of exchange rate changes on cash	(647)	117

Cash and cash equivalents as of September 30	$3,832	$1,044